REPORT OF INDEPENDENT ACCOUNTANTS

                           To be filed by amendment.


                       REPORT OF INDEPENDENT ACCOUNTANTS

                           To be filed by amendment.



                      TEREX CORPORATION AND SUBSIDIARIES
                       CONSOLIDATED STATEMENT OF INCOME

                    (in thousands except per share amounts)

                                                 Year Ended December 31,
                                               1992 *    1991 *    1990 *

NET SALES                                    $523,355  $ 784,194 $ 1,023,178

COST OF GOODS SOLD                            469,345    690,313     857,119

Gross profit                                   54,010     93,881     166,059

ENGINEERING, SELLING AND ADMINISTRATIVE EXPENSES
  Third parties                                55,287    108,425     116,354
  Related parties                               2,848      5,831       5,319

                                               58,135    114,256     121,673

RESTRUCTURING COSTS                               ---     15,825         ---

  Income (loss) from operations               (4,125)   (36,200)      44,386

OTHER INCOME (EXPENSE)
  Interest income                               1,666      2,862       4,412
  Interest expense to third parties          (23,320)   (27,422)    (42,112)
  Interest expense to related parties             ---    (3,743)     (5,495)
  Equity in net income (loss)
   of affiliate companies                    (35,045)      4,209       7,480
  Royalty income from affiliates                  ---      2,518       4,221
  Royalty income from third parties                67        654         938
  Gain on sale of subsidiary stock
   and related recapitalization                 7,759     15,017         ---
  Gain (loss) on sale of property,
   plant and equipment                            ---      7,150       1,163
  Amortization / write-off of
   debt issuance costs                        (1,694)    (1,304)     (3,954)
  Other expense -net                          (2,416)    (2,381)       (433)

  Income (loss) before income taxes,
   minority interest and extraordinary loss  (57,108)   (38,640)      10,606

PROVISION FOR INCOME TAXES                         67        868       2,361

MINORITY INTEREST IN NET LOSS OF SUBSIDIARY       ---      9,722         ---

  INCOME (LOSS) BEFORE EXTRAORDINARY LOSS    (57,175)   (29,786)       8,245
EXTRAORDINARY LOSS ON RETIREMENT OF DEBT          ---        ---     (2,192)

NET INCOME (LOSS)                            $(57,175) $(29,786) $     6,053

NET INCOME (LOSS) PER  SHARE
  Income (loss) before extraordinary loss      $(5.75)   $(3.00)       $.83

Extraordinary loss on retirement of debt           ---       ---       (.22)

  Net income (loss) per share                  $(5.75)   $(3.00)       $.61

DIVIDENDS PER COMMON SHARE                       $---     $0.06       $0.05

AVERAGE NUMBER OF COMMON AND COMMON
  EQUIVALENT SHARES CONSIDERED OUTSTANDING
  IN PER SHARE CALCULATION                      9,945      9,914       9,889

* Results of Fruehauf consolidated for the years ended December 31, 1991 and 1990 and deconsolidated for the year ended December 31, 1992. See Note D.

The accompanying notes are an integral part of these financial statements.



                      TEREX CORPORATION AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEET
                                (in thousands)

                                    ASSETS
                                                            December 31,
                                                      1992*          1991*
CURRENT ASSETS
  Cash and cash equivalents                         $  25,671     $   13,877
  Restricted cash                                      11,479            ---
  Marketable securities                                   ---          1,080
  Trade receivables
     (less allowance of $6,348 in 1992
     and $4,142 in 1991)                               78,277         91,624
  Net inventories                                     197,136        252,574
  Other current assets                                  6,672          2,790

         Total Current Assets                         319,235        361,945

LONG-TERM ASSETS
  Other assets                                         36,971         42,251
  Assets held for sale                                  1,000         43,301
  Investment in affiliate companies                     3,871         40,146
  Property, plant and equipment - net                 116,279        129,560

TOTAL ASSETS                                        $ 477,356     $  617,203

LIABILITIES AND STOCKHOLDERS' INVESTMENT
CURRENT LIABILITIES
  Notes payable                                     $   1,573     $      ---
  Trade accounts payable                               91,268         90,649
  Accrued compensation and benefits                     9,594         29,290
  Accrued warranties and product liability             32,431         18,965
  Accrued interest                                     11,819          5,285
  Accrued income taxes                                  2,043            902
  Restructuring reserve                                30,600         21,252
  Other current liabilities                            31,143         54,322
  Current portion of long-term debt                    11,543         23,636

         Total Current Liabilities                    222,014        244,301

LONG-TERM LIABILITIES
  Long-term debt, less current portion                204,489        184,952
  Long-term debt, less current portion
   - related party                                        ---          7,497
  Accrued warranties and product liability
   - long-term                                         35,910         19,160
  Postretirement health benefits                          ---         34,939
  Other long-term liabilities                          21,111         40,271

MINORITY INTEREST                                         ---         26,202

COMMITMENTS AND CONTINGENCIES (Note N)
STOCKHOLDERS' INVESTMENT
  Common Stock, $0.01 par value
  --authorized 20,000 shares in 1992 and 1991;
    issued and outstanding 9,949 in 1992
   and 9,923 in 1991                                       99             99
  Additional paid-in capital                           37,770         37,496
  Retained earnings (deficit)                        (36,231)         20,944
  Pension liability adjustment                        (4,452)        (8,233)
  Foreign currency translation adjustment             (3,354)          9,575

         Total Stockholders' Investment               (6,168)         59,881

TOTAL LIABILITIES AND STOCKHOLDERS' INVESTMENT      $ 477,356     $  617,203

* Fruehauf consolidated at December 31, 1991 and deconsolidated at December 31, 1992. See Note D.
The accompanying notes are an integral part of these financial statements.




                      TEREX CORPORATION AND SUBSIDIARIES

              CONSOLIDATED STATEMENT OF STOCKHOLDERS' INVESTMENT

                                (in thousands)


                               Additional  Retained  Pension   Cumulative
                       Common   Paid-in    Earnings Liability Translation
                       Stock    Capital   (Deficit) Adjustment Adjustment Total

BALANCE AT DECEMBER 31,
 1989
As previously reported  $ 98   $ 36,188  $48,361    $  ---   $ (1,782) $82,865
Prior period
 adjustment (Note B)     ---       ---   (2,617)       ---        ---   (2,617)

As restated               98    36,188    45,744       ---    (1,782)   80,248
Exercise of stock
 options                   1       730       ---       ---         ---     731
Redemption of
 stock warrants          ---       320       ---       ---         ---     320
Cash dividend            ---       ---     (472)       ---        ---     (472)
Net income               ---       ---     6,053       ---        ---    6,053
Pension liability
 adjustment              ---       ---       ---   (6,960)        ---   (6,960)
Translation adjustment   ---       ---       ---        ---    21,337   21,337

BALANCE AT DECEMBER 31,
 1990                     99    37,238    51,325   (6,960)     19,555  101,257
Exercise of stock
 options                 ---       258       ---       ---        ---      258
Cash dividend            ---       ---     (595)       ---        ---     (595)
Net loss                 ---       ---  (29,786)       ---        ---  (29,786)
Pension liability
 adjustment              ---       ---       ---   (1,273)        ---   (1,273)
Translation adjustment   ---       ---       ---        ---    (9,980)  (9,980)

BALANCE AT DECEMBER 31,
 1991                     99    37,496    20,944   (8,233)      9,575    59,881
Exercise of stock
 options                 ---       274       ---       ---        ---       274
Net loss                 ---       ---  (57,175)       ---        ---   (57,175)
Pension liability
 adjustment              ---       ---       ---     3,781        ---     3,781
Translation adjustment   ---       ---       ---        ---   (12,929)  (12,929)

BALANCE AT DECEMBER 31,
 1992                 $   99  $ 37,770 $(36,231)  $(4,452)    $(3,354) $ (6,168)



The accompanying notes are an integral part of these financial statements.





                      TEREX CORPORATION AND SUBSIDIARIES
                     CONSOLIDATED STATEMENT OF CASH FLOWS

                                (in thousands)
                                                 Year Ended December 31,
                                                1992*     1991*     1990 *
OPERATING ACTIVITIES
   Net income (loss)                        $(57,175)  $(29,786)   $6,053
   Adjustments to reconcile net income
    (loss) to net cash from (used in)
    operating activities:
     Depreciation                               7,074     11,028   10,930
     Amortization and write-off
      of deferred costs                         2,619      2,440   10,139
     Noncash extraordinary loss                   ---        ---    2,192
     Unremitted (earnings) loss
      from equity affiliates                   35,045    (2,528)  (6,748)
     Loss on sale of affiliate stock              ---      3,312      ---
     Gain on sale of subsidiary stock         (7,759)   (15,017)      ---
     Minority interest                            ---    (9,722)      ---
     Interest paid-in-kind                        ---      3,302    5,657
   Gain on sale of property, plant
    and equipment                               (363)    (7,584)  (1,163)
     Noncash restructuring costs                  ---     15,825      ---
     Other noncash charges                      1,796      1,492    1,130
     Increase (decrease) in cash due to
      changes in operating assets and
      liabilities net of the effects of
      acquisitions of businesses:
       Trade receivables                       18,806     30,314    9,173
       Net inventories                         49,176     46,297   23,285
       Other current assets                     (455)      8,207  (3,323)
       Trade accounts payable                   7,187     10,309    2,112
       Accrued compensation and benefits      (6,821)        206  (5,939)
       Accrued interest                         7,763      (623)  (3,348)
       Accrued warranties and
        product liabilities                     4,590    (2,153)      363
       Accrued income taxes                       940         29      813
       Other assets                          (19,280)      4,664    (579)
       Other liabilities                     (20,443)   (62,717) (64,709)
          Net cash from (used in)
           operating activities                22,700      7,295 (13,962)

INVESTING ACTIVITIES
   Acquisitions of businesses,
    net of cash acquired                     (86,544)    (5,865)      ---
   Capital expenditures                       (5,382)    (4,098)  (8,707)
   Advances to equity affiliates              (4,646)        ---      ---
   Proceeds from sale of excess assets          1,513      40,156  20,503
   Proceeds from sale of affiliate stock          ---      8,739      ---
   (Increase) decrease in marketable securities    42      (558)    7,274
   Other                                          206        462      ---
          Net cash from (used in)
           investing activities              (94,811)     38,836   19,070

FINANCING ACTIVITIES
   Net repayments under revolving line
    of credit agreements                     (55,753)      (195)  (3,968)
   Principal repayments of long-term debt     (9,109)   (96,726)(136,454)
   Proceeds from issuance of long-term debt   151,890     16,285  122,055
   Proceeds from sale of minority interest
    in subsidiary                                 ---     41,040      ---
   Other                                        2,258    (1,091)  (2,165)
          Net cash from (used in)
           financing activities                89,286   (40,687) (20,532)

   Effect of exchange rate changes on
    cash and cash equivalents                 (2,396)      (521)    (135)
NET INCREASE (DECREASE) IN
 CASH AND CASH EQUIVALENTS                     14,779      4,923 (15,559)
CASH AND CASH EQUIVALENTS AT
 BEGINNING OF YEAR                             13,877      8,954   24,513
LESS:  FRUEHAUF CASH AND CASH EQUIVALENTS
 AT BEGINNING OF YEAR                         (2,985)        ---      ---
CASH AND CASH EQUIVALENTS AT END OF YEAR      $25,671    $13,877   $8,954

* Results of Fruehauf consolidated for the years ended December 31, 1991 and 1990, and deconsolidated for the year ended December 31, 1992. See Note D. The accompanying notes are an integral part of these financial statements.